Exhibit 99.2

Hubilu Venture Corporation Real Estate Acquisition Division Acquires Student Housing Property in Los Angeles

BEVERLY HILLS, CA—(Globe Newswire –January 3, 2020) - Hubilu Venture Corporation (the “Company”) (OTC PINK: HBUV), a publicly traded real estate consulting, asset management and business acquisition company, which specializes in acquiring student housing income properties and development/business opportunities located near USC and Metro stations within the Los Angeles area, announces that through its wholly owned subsidiary, Elata Investments, LLC, (“Elata”) it has closed on the purchase of a student housing property at 1618 W. 38th Street in Los Angeles. Management feels that this property fits perfectly into the Company’s key markets, in path of growth, less than a mile to USC campus and within blocks from the Western/Exposition LA Metro subway station. In addition, this property is located a short walk from Exposition Park, home to the LA Memorial Coliseum and Banc of California Stadium, the Natural History Museum, California Science Center, and the new George Lucas Star Wars Museum. This property is less than 5 minute drive to LA Live, Staples Center and LA Convention Center and a short metro ride to DTLA, which is now USC student’s new hub for entertainment, night life and shopping.

CEO, David Behrend commented on Hubilu’s recent acquisition, “Our fourth quarter ended on a strong note. We acquired new properties, changed auditors, financials are current and we located lenders to finance our purchases and refinances. We are embarking on a gateway of acquisitions in 2020, and believe that as HBUV continues to aggressively expand its portfolio with “value add” student housing, it will bring more positive cash flow and further increase our net assets, which we feel confident that our investors will be pleased with the company’s steady growth and our strategic business strategy.”

About Hubilu Venture Corporation: Based in Beverly Hills, California, Hubilu Venture Corporation, a real estate consulting, asset management and acquisition corporation, is executing on its business plan, which besides consulting to real estate companies, is seeking to acquire student housing real estate and business opportunities in the niche markets of the USC campus area and the expanding urban transportation Metro stations facilitated by the development of the Los Angeles Metro/subway system. Hubilu, inspired by Strategic Growth Through Smart Ventures, which focuses on acquiring high path of growth real estate and business opportunities that it believes are recession proof and have limited downside risk, while offering upside potential in equity appreciation and cash flow.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Federal securities laws, concerning the future performance of our business, its operations and its financial performance and condition and potential selected offerings presented without the context of accompanying financial results. The comments of Mr. Behrend, statements regarding the acquisition of property and the characteristics of its wholly owned property are examples of forward-looking statements. A number of factors could cause Hubilu Venture Corporation’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for real properties; interest rate levels, the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or the costs may be greater than anticipated. This executed purchase contract is subject to various closing conditions, including but not limited to due diligence and satisfaction of audited results. These forward-looking statements include, among others, statements with respect to objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. For further information on factors that could impact Hubilu Venture Corporation, reference is made to filings with the Securities and Exchange Commission.

Contact:

Tracy Black, Vice President- Investor Relations

310.420.9599

tracy@hubilu.com

www.hubilu.com

David Behrend, CEO

310-308-7887

david@hubilu.com

TW: @hubiluventure

IG: hubiluventure